                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                       ---------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


A National Banking Association                                  31-0838515
                                                                (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                           43271-0181
(Address of principal executive offices)                              (Zip Code)

                 Bank One Trust Company, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
                Attn: Sandra L. Caruba, Vice President, (312) 336-9436 (Name, address and telephone number of agent for service)


                      -----------------------------------
                                    APW LTD.
              (Exact name of obligor as specified in its charter)



BERMUDA                                           04-2576375
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)

Clarendon House, Church Street
P.O.Box 666
Hamilton HM CX, Bermuda

N22 W23685 Ridgeview Parkway West
Waukesha, Wisconsin                               53188-1013
(Address of principal executive offices)          (Zip Code)

                                Debt Securities
                          Convertible Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of September, 2000.


            Bank One Trust Company, National Association,
            Trustee

            By  /s/ Sandra L. Caruba
                --------------------
               Sandra L. Caruba
               Vice President




*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         September 26, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between APW Ltd. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One Trust Company, National Association



                    By: /s/Sandra L. Caruba
                        -------------------
                         Sandra L. Caruba
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 03/31/00  State #:  391581  FFIEC 032
Address:                100 Broad Street              Vendor ID:  D        Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                                                                   Dollar Amounts in thousands  C300
                                                                                                                               -----



ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                         RCON
                                                                                                    ----
     a. Noninterest-bearing balances and currency and coin(1).....                                  0081       48,450       1.a
     b. Interest-bearing balances(2)..............................                                  0071       17,750       1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B,
     column A)....................................................                                  1754            0       2.a
     b. Available-for-sale securities (from Schedule
     RC-B, column D)..............................................                                  1773        5,714       2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                         1350      396,644       3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                                     RCON
                                                                                                    ----
     RC-C)........................................................                                  2122       87,817       4.a
     b. LESS: Allowance for loan and lease losses.................                                  3123           10       4.b
     c. LESS: Allocated transfer risk reserve.....................                                  3128            0       4.c
     d. Loans and leases, net of unearned income, allowance, and                                    RCON
                                                                                                    ----
     reserve (item 4.a minus 4.b and 4.c).........................                                  2125       87,807       4.d
5.   Trading assets (from Schedule RD-D)..........................                                  3545            0       5.
6.   Premises and fixed assets (including capitalized leases)                                       2145       25,200       6.
7.   Other real estate owned (from Schedule RC-M).................                                  2150            0       7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...............................                                  2130            0       8.
9.   Customers' liability to this bank on acceptances outstanding.                                  2155            0       9.
10.  Intangible assets (from Schedule RC-M).......................                                  2143       26,345      10.
11.  Other assets (from Schedule RC-F)............................                                  2160      176,297      11.
12.  Total assets (sum of items 1 through 11).....................                                  2170      784,207      12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:               Bank One Trust Company, N.A.      Call Date:  03/31/00      State #:  391581   FFIEC 032
Address:                           100 East Broad Street             Vendor ID:  D             Cert #"  21377     Page RC-2
City, State  Zip:                  Columbus, OH 43271                Transit #:  04400003
Schedule RC-Continued
                                                                                      Dollar Amounts in
                                                                                          Thousands
                                                                                          ---------
LIABILITIES
13. Deposits:                                                                    RCON
    a. In domestic offices (sum of totals of columns A and C                     ----
       from Schedule RC-E, part 1).................................              2200               567,764         13.a
       (1) Noninterest-bearing(1)..................................              6631               506,455         13.a1
       (2) Interest-bearing........................................              6636                61,309         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..........................
       (1) Noninterest bearing.....................................
       (2) Interest-bearing........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:.................................................              RCFD 2800                0         14
15. a. Demand notes issued to the U.S. Treasury....................              RCON 2840                0         15.a
    b. Trading Liabilities(from Sechedule RC-D)....................              RCFD 3548                0         15.b

                                                                                 RCON
16. Other borrowed money:                                                        ----
    a. With original maturity of one year or less..................              2332                     0         16.a
    b. With original maturity of more than one year................              A547                     0         16.b
    c. With original maturity of more than three years ............              A548                     0         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding........              2920                     0         18.
19. Subordinated notes and debentures..............................              3200                     0         19.
20. Other liabilities (from Schedule RC-G).........................              2930                83,885         20.
21. Total liabilities (sum of items 13 through 20).................              2948               651,649         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..................              3838                     0         23.
24. Common stock...................................................              3230                   800         24.
25. Surplus (exclude all surplus related to preferred stock).......              3839                45,157         25.
26. a. Undivided profits and capital reserves......................              3632                86,585         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..................................................              8434                    16         26.b
    c. Accumulated net gains (losses) on cash flow hedges..........              4336                     0         26.c
27. Cumulative foreign currency translation adjustments...........
28. Total equity capital (sum of items 23 through 27)..............              3210               132,558         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..........................              3300               784,207         29.

Memorandum
To be reported only with the March Report of Condition.                                                [ N/A         ]
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996.. .RCFD 6724. ... Number  M.1.

1 =  Independent audit of the bank conducted in accordance           4. = Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing             auditors
      standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                 auditors
      (but not on the bank separately)                               7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =  No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.